UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2007
QUESTCOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

California	001-14758	33-0476164

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Whipple Road Union City, California	94587

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 16, 2007, the Board of Directors of Questcor Pharmaceuticals, Inc. (the “Company”) approved a Severance Agreement between the Company and David Medeiros, the Company’s Senior Vice President, Pharmaceutical Operations to provide that, in the event (i) Mr. Medeiros’ employment is terminated by the Company other than (x) for cause (as defined in the agreement) or (y) as a result of Mr. Medeiros’ permanent and total disability, or (ii) Mr. Medeiros resigns his employment upon 30 days’ prior written notice to the Company for good reason (as defined in the agreement), he will be entitled to salary continuation at his then current salary for a period of 12 months following the date of such termination or resignation.
Item 8.01 Other Events.
On July 16, 2007, Virgil Thompson was named Chairman of the Company’s Board of Directors, replacing Albert Hansen in this capacity. Mr. Hansen remains a member of the Board. Also on July 16, 2007, David Young was named Chairman of the Compensation Committee of the Company’s Board of Directors, replacing Mr. Thompson in this capacity. Mr. Thompson remains a member of the Compensation Committee.
Item 9.01 Financial Statements and Exhibits.
          (c)      Exhibits.

Exhibit No.	Exhibit Description

10.1	Severance Agreement between the Company and David J. Medeiros dated July 16, 2007

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Questcor Pharmaceuticals, Inc.
Date: July 20, 2007	By:	/s/ George M. Stuart
George Stuart
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Severance Agreement between the Company and David J. Medeiros dated July 16, 2007